Exhibit 32.2

SARBANES-OXLEY ACT SECTION 906
CERTIFICATION OF CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report of Summit Financial Group, Inc. ("Summit “) on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert S. Tissue, Senior Vice President and Chief Financial Officer of Summit, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Summit.

/s/ Robert S. Tissue
Robert S. Tissue,
Sr. Vice President and Chief Financial Officer

Date: May 10, 2006